Exhibit 10.16

LEASE AGREEMENT

THIS AGREEMENT, made and entered into as of the 18th day of July, 2001, by and between BOMAX PROPERTIES, LLC, a New York limited liability company with an office at 42 Esty Drive, Ithaca, New York 14850 (hereinafter referred to as “Bomax”), and TRANSACT TECHNOLOGIES INCORPORATED, a Delaware corporation with an office at 7 Laser Lane, Wallingford, Connecticut 06492 (hereinafter referred to as “TransAct”).

W I T N E S S E T H :

That in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

LEASED PROPERTY

A. Real Property. Bomax hereby leases and lets, and TransAct hereby hires, that certain parcel of land known as 20 Bomax Drive, Village of Lansing, County of Tompkins, State of New York, particularly described in Exhibit A attached hereto and made a part hereof (referred to herein as the “Premises”, the “premises”, the “demised premises”, or the “Leased Property”). The Premises are shown as PARCEL 2 on a survey map by T. G. Miller Associates, P.C., dated October 11, 1988, last amended on December 11, 1996, being a 7.54 acre parcel on Bomax Drive in the Village of Lansing, improved by facilities, and currently occupied by TransAct. TransAct shall pay one-half (50%) of the maintenance costs pursuant to a maintenance agreement between Bomax and Bernard Malloy, a copy of which is attached hereto as Exhibit B.

B.            Representations and Warranties. Bomax represents and warrants the following matters:

(1)         The Leased Property is zoned for use as a light manufacturing facility and no zoning law or other legal requirement prohibits the use of the Premises for the purposes allowed under this Lease.

(2)         At the time TransAct takes possession of the Premises, the Premises will be in compliance with all laws, ordinances and regulations.

(3)        On and after the Commencement Date of this Lease, the Leased Premises shall be free and clear of all liens and encumbrances which could adversely affect the use and enjoyment of the Leased Property in accordance with the terms of this Lease.

(4)         The Leased Property is, and upon the Commencement Date shall be, free of any petroleum or petroleum product, hazardous waste, hazardous material, hazardous substances or any other contaminant or pollutant. In the event that during the Lease Term any such substance is discharged onto or released from the Leased Property (other than from causes arising out of TransAct’s use or occupancy of the Leased Property), Bomax shall promptly take all appropriate and necessary remedial action and indemnify and hold TransAct harmless from all costs and expenses thereof.

(5)         The Leased Property is served by public water and all buildings on the Leased Property are connected to the public water system.

ARTICLE II

TERM

The term of this Lease shall extend for a period of ten (10) years (“Lease Term”), commencing on the date on which Bomax delivers to Transact a certificate of compliance and/or certificate of occupancy (“Commencement Date”) for the improvements shown on the following drawings prepared by Tallman & Tallman:

T-Tl -  Site Plan - Revised 5-24-01
T-T2 - Foundation Plan - 5-24-01
T-T3 - First Floor Plan - 5-24-01
T-T4 - Elevations - 5-24-01
T-T5 - Sections - 5-24-01
T-T6 - Wall Sections - 5-24-01
T-T7 - Plan at Existing Courtyard - revised 6-12-01
T-T8 - Sections - Existing Courtyard - 5-24-01

TransAct has the option to renew this Lease for two (2) additional five (5) year terms (each an “Option Term”). TransAct shall notify Bomax in writing of its intent to renew at least one hundred eighty (180) days prior to the end of the original Lease Term or of the first five (5) year Option Term.

ARTICLE III

RENT

A.           Rent. Upon commencement of the term of this Lease, TransAct shall pay to Bomax rent for the Leased Property during the term of this Lease on a gross square footage basis as determined by the exterior dimensions of the building.

The total gross square footage is 73,887 square feet comprised of:

(1)         The square footage of the building prior to the construction of the improvements mentioned in Article II above: 60,079 (footprint of building (63,059) less area of Courtyard (3,260) plus 2 vestibules at 140 sq. ft. each)

(2)         Courtyard infill: 3,260

(3)         Warehouse addition: 10,548

NOTE:     Rent is not due and payable for the area of the removed greenhouse (441 sq. ft.), if relocated.

Total       73,887 sq. ft.

Rent shall be paid at the following annual rates:

Years 1-5 $7.00 per gross square foot (i.e., $517,208)

Years 6-10 $7.50 per gross square foot (i.e., $554,152.50)

The rent shall be due and payable in equal monthly installments, in advance, on the first day of each and every month during the term of this Lease. If this Lease commences on a day other than the first of a month, the rent for the first and last months shall be prorated accordingly.

TransAct shall pay said monthly rental payments without notice or demand and without abatement, deduction or set off except as expressly provided herein, in lawful money of the United States at the office of Bomax or at such other place as Bomax may designate in writing.

In the event TransAct fails to pay a monthly rental payment or additional rent or any other charge due Bomax by TransAct under this Lease by the fifth day of the month, TransAct shall pay, as additional rent, a five percent (5%) late charge on the amount due.

B.           Triple Net Lease. It is intended that this shall be a triple net lease. Under the terms of this Lease, it is contemplated and agreed that TransAct, in addition to paying the rent above, shall pay all real property taxes and assessments, utilities and other costs of operation of the Premises, and insurance.

C.            Renewal Term Rent. In the event TransAct shall exercise the option(s) to renew as provided by Article II, the rental during any Option Term shall be calculated based on the increase, if any, in the cost of living as determined by the Consumer Price Index for all Urban Consumers (CPI-U) “all items” column (published monthly by the United States Department of Labor), hereinafter called the “Index”.

(1)         The Index number indicated in the column for “all items” for January, 2006 shall be the “Base Index” and the corresponding Index number for January, 2011 shall be the “Current Index Number” for the first Option Term. The Index number for January, 2011 shall be the “Base Index” and the corresponding Index number for January, 2016 shall be the “Current Index Number” for the second Option Term.

The rental for the option period(s) shall be calculated using the following formulas:

First option period:

January, 2011 CPI-U	x $7.50 =	new rent per square foot for
January, 2006 CPI-U		1st option period

Second option period:

January, 2016 CPI-U	x rent per sq. foot =	new rent per sq.
January, 2011 CPI-U	during 1st option period	foot for 2nd option period

For example, if the January, 2006 CPI-U Index is 201.4*, the January, 2011 CPI-U Index is 231.6*, and the January, 2016 CPI-U Index is 266.3*, the rent per square foot for the first option period shall be $8.62 and the rent per square foot for the second option period shall be $9.91.

(231.6 x $7.50 = $8.62/sq. ft.)	(266.3 x $8.62 = $9.91/sq. ft.)
201.4	231.6

*January, 2001 CPI-U Index = 175.1. Assuming 3%/year increase (i.e., 15% in 5 years)

  January, 2006 CPI-U Index would be 201.4, January, 2011 CPI-U Index would be 231.6, and January 2016 CPI-U Index would be 266.3.

(2)         Bomax shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give TransAct notice of any increase so determined, and Bomax’s computation thereof shall be conclusive and binding (but shall not preclude any adjustment which may be required in the event of a published amendment of the Index figures upon which the computation was based) unless TransAct shall, within sixty (60) days after the giving of such notice, notify Bomax or any claimed error therein. Any dispute between the parties as to any such computation shall be determined by arbitration in accordance with Article IX, Section E.

(3)         If at the time of any calculation for an increase the Current Index Number is equal to or less than the Base Index number, the annual rent as provided in this Lease shall not be adjusted but shall remain the same for said Option Term.

ARTICLE IV

REAL PROPERTY TAXES

A.          Impositions. TransAct shall pay and discharge, as soon as the same shall become due and payable, all real property taxes, special or general, ordinary or extraordinary, assessments, water and sewer rents, charges for public utilities, excises, levies, license and permit fees, and other governmental charges which shall be imposed upon or become due and payable or become a lien upon the Leased Property or any part thereof, including any building and improvements which may hereafter be placed or erected thereon, or on the sidewalks or streets in front of the same by any federal, state, municipal or other governmental or public authority under existing law or practice, or under any future law or practice (all such real property taxes, assessments, rents, rates, excises, levies and charges being hereinafter referred to as “Impositions”). If, at any time during the term of this Lease, the present method of taxation shall be changed so that the whole or any part of the said Impositions shall be transferred to the rentals received from the said real estate, TransAct covenants and agrees to pay such Impositions, whether levied on said real estate in whole or in part, or against said rentals in whole or in part, it being the intent of the parties that TransAct shall pay the Impositions assessed, levied or imposed upon the Leased Property, as above expressed, but not inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit taxes or an equivalent, and TransAct agrees to protect and save Bomax harmless against any such Impositions. If any assessments may be paid in installments, however, TransAct shall be required to pay only such installments as become due and payable during the term of this Lease and at the time each such installment becomes due and payable. Upon Bomax’s written request, copies of all receipted tax and similar bills paid by TransAct shall be sent promptly to Bomax. Impositions for periods during which this Lease terminates shall be apportioned as of termination of the Lease Term.

B.            Tax Abatement. Bomax and TransAct agree that the Leased Property (or certain improvements thereon) may qualify for a Tompkins County Industrial Development Agency (“TCIDA”) tax abatement. The parties agree that there are certain fees to be paid in the first year by Bomax to TCIDA for which Bomax is entitled to a credit against payments in lieu of taxes. TransAct understands and agrees that this credit belongs to Bomax and TransAct will reimburse Bomax for the amount of the credit upon rendition by Bomax to TransAct of a statement verifying the amount of such fees.

C.            Default. Upon default in the payment of any impositions by TransAct for thirty (30) days after the said Impositions shall have become due and payable, Bomax may, but shall not be obligated to, pay the same plus any interest and penalties and any amount so paid, with interest at the rate of prime plus 2% per annum, as charged from time to time by Tompkins Trust Company or its successor may be added to and be collectible as additional rental hereunder. The bill or receipt issued by the taxing agency shall be deemed conclusive evidence of the amount of tax and the amount paid.

D.          Tax Challenge. TransAct shall have the right to review or contest, by legal proceedings instituted and conducted at TransAct’s own expense and free of expense to Bomax, any such Impositions imposed upon or against the Leased Property, and in case any such Impositions shall, as a result of such proceeding or otherwise, be reduced, cancelled, set aside or to any extent discharged, TransAct shall be obligated to pay the amount that shall be finally assessed or imposed against the Leased Property, or be adjudicated to be due and payable, on any such disputed or contested items.

In the event TransAct exercises its right to review, by legal proceedings, any such Impositions imposed upon or against the Leased Property, TransAct shall, nevertheless, pay and continue to pay such Impositions, and if there be a refund payable with respect thereto, TransAct shall be entitled to receive any such refund to the extent that the same has been paid by TransAct. Any refunds received by Bomax, which are payable to TransAct for the reasons stated above, shall be deemed trust funds, and as such, are to be received by Bomax in trust and paid to TransAct forthwith. The term “legal proceedings” as here used shall be construed to include (but not limited to) appropriate appeals from any judgments, decrees or orders, and certiorari proceedings and appeals from orders therein, including appeals to the court of last resort.

E.            Tax Escrow. In the event that Bomax is required, by its lender or any other entity or agency, to pay the aforesaid Impositions in the first instance and/or establish an escrow account for the payment of such taxes, TransAct agrees to reimburse Bomax for any taxes paid, and to fund any escrow account to the extent required, on a monthly basis, together with any amounts required by the lender to establish, initially, the escrow account; it is the intention of the parties that TransAct will hold Bomax harmless against the payment of any real estate taxes or Impositions, this being a triple net lease, as expressed in ARTICLE III, paragraph B above. Any such reimbursement and payment into the aforesaid escrow account shall be regarded as additional rent due under this Lease. Notwithstanding this reference to the escrow account obligation as additional rent or anything else in the Lease to the contrary, the escrow account and any interest therein (to the extent paid and/or reimbursed by TransAct to Bomax) shall at all times remain the property of TransAct.

ARTICLE V

UTILITIES

Upon commencement of the Lease Term, and at all times during this Lease, TransAct shall pay all charges for utilities, including, but not limited to, gas, electricity, light, heat, water, sewer rental charges, power and telephone or other communication service used, rendered or supplied, upon or in connection with the Leased Property, and shall indemnify Bomax against any liability or damages on such account.

ARTICLE VI

USE

TransAct shall use and occupy the Leased Property for purposes of light manufacturing and offices. TransAct shall not use or occupy, or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property, in a manner which will in any way violate any certificate of occupancy affecting the Leased Property, or make void or voidable any insurance then in force with respect thereof, or which will make it impossible to obtain fire or other insurance required to be furnished hereunder, or which will cause such insurance to increase, or which will cause or be likely to cause structural damage to the building or any part thereof, or which will increase the hazard of fire, or which shall be in violation of the rules of the Board of Fire Underwriters or the provisions of the insurance policies on the premises of which TransAct shall have notice, or which will constitute a public or private nuisance, and shall not use or occupy the Leased Property in any manner which will violate any present or future laws or regulations of any governmental authority.

TransAct agrees that the Leased Property will be used and occupied in a careful, safe and proper manner, and that TransAct will not permit waste, damage or injury to occur therein.

ARTICLE VII

CONDITION OF PROPERTY

Neither Bomax nor its agents have made any other representations with respect to the Leased Property, except as expressly set forth in the provisions of this Lease.

Bomax hereby assigns all of its right, title and interest (including specifically all remedies) in all warranties and guarantees with respect to the construction of the buildings on the Premises, including all additions thereto. Bomax shall turn over to TransAct all documents and literature evidencing such warranties and shall execute written assignments of all rights thereunder, as and when requested by TransAct.

ARTICLE VIII

ALTERATIONS/MECHANICS LIENS

A. Alterations. TransAct will not make any alterations of or upon any part of the Leased Property except by or with the written consent of Bomax and any mortgagee, if required by the mortgagee. Bomax agrees not to withhold unreasonably its consent to any such alterations proposed by TransAct. Notwithstanding the foregoing, TransAct shall be entitled to place on the Leased Property one identifying sign, which sign shall conform to the requirements of the Village of Lansing Sign Ordinance, without Bomax’s consent. No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Leased Property, and all alterations will be completed in a workmanlike manner. All alterations to the Leased Property shall remain for the benefit of Bomax unless otherwise provided in said written consent, and TransAct further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless Bomax from any expenses, liens, claims or damages to persons or property on the Leased Property arising out of or resulting from the undertaking or making of said alterations. TransAct shall provide as-built plans for all alterations at the termination of this Lease.

No changes or alterations shall be undertaken until TransAct shall have procured and paid for any required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

If any alterations, additions or improvements are made to the demised premises with the consent of Bomax, TransAct shall have no obligation to restore the demised premises to its original condition. In the event, however, any alterations, additions or improvements are made to the demised premises without the consent of Bomax, TransAct shall, upon the expiration of this Lease, or any renewal thereof, unless otherwise agreed to in writing by Bomax and TransAct, restore the demised premises to its original condition as of the date of the commencement of the Lease Term, without consideration given for normal wear and use.

Nothing in this Article shall be deemed or construed as (a) Bomax’s consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvement thereof, or (b) giving TransAct or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.

B.           Mechanic’s Liens. If, because of any act or omission by TransAct, any mechanic’s or other lien for the payment of money shall be filed against the Leased Property, TransAct shall cause the lien to be discharged of record or bonded within ten (10) days after notice to TransAct of the filing of the lien and TransAct shall defend, indemnify and hold Bomax harmless against any and all costs, liabilities, suits or claims, including reasonable attorney’s fees, resulting therefrom. If TransAct fails to comply with the foregoing provision, Bomax shall have the option of discharging or bonding any such lien, and TransAct shall reimburse Bomax as additional rent all the costs and expenses, including reasonable attorney fees, in connection with such discharge within ten (10) days after notification by Bomax.

ARTICLE IX

REPAIRS AND MAINTENANCE

A.          Bomax’s Repairs. Except where damage is caused by TransAct, Bomax, at Bomax’s expense, shall promptly make all necessary structural repairs to the roof, foundation and exterior walls. Bomax shall assign to TransAct, or make other suitable arrangements for TransAct to obtain the benefit of, all builder’s and equipment warranties, including warranties on pipes, plumbing and septic system. Bomax covenants that it will obtain warranties of substantially the same duration as previously provided to TransAct. No diminution of rent shall be claimed or allowed for inconvenience or discomfort arising from the making of structural repairs to the roof, foundation and exterior walls of Leased Property unless TransAct cannot use or access all or a substantial portion of the Leased Premises for a period of five days or more.

B.            TransAct’s Repairs. TransAct shall, at its own expense, promptly make all other necessary structural repairs and replacements to the Leased Property during the term of this Lease. TransAct shall maintain in a good and safe condition the Leased Property, including, but not limited to, the pipes, plumbing and septic systems, heating and cooling system, window glass, fixtures, appliances, appurtenances and equipment used in connection with the Leased Property. Such repairs and replacements shall apply to the interior and exterior of said Leased Property, and shall be in quality and class at least equal to the original work. TransAct shall also, at its own expense, maintain and keep the parking area and sidewalks and curbs in a clean and orderly condition (including resurfacing of the parking area as required), reasonably free of dirt, rubbish, snow, ice and unlawful obstructions. In the event connection to the municipal sewer system is required, the cost of connection to such services shall be borne by TransAct.

C.           Default. On default of TransAct in making such repairs or replacements, 30 days after Bomax gives written notice to TransAct and a right to cure such default, Bomax may, but shall not be required to, make any remaining repairs and replacements for TransAct’s account, and the expense thereof shall constitute and be collectible as additional rent. The receipted bills of the mechanics or contractors employed by Bomax, showing the payment by Bomax for the making of such repairs or alterations, shall be prima facie evidence of the reasonableness of such charges therefor, and of their payment by Bomax.

D.          Indemnification. TransAct shall indemnify Bomax against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of TransAct’s failure to comply with the foregoing, and TransAct shall not call upon Bomax for any disbursement or outlay whatsoever in connection therewith, and hereby expressly releases and discharges Bomax of and from any liability therefor.

E.           Arbitration. In case any dispute shall arise at any time between Bomax and TransAct as to the standard of care and maintenance of the Leased Property, such dispute shall be determined by arbitration according to the then-current commercial arbitration rules of the American Arbitration Association in Ithaca, New York, before a single arbitrator; provided, that if the requirement for making repairs or replacements is imposed by any governmental authority or the holder of any mortgage to which this Lease is subordinate, then such requirement for repairs or replacements shall be complied with by TransAct and shall not be considered an arbitratable dispute, unless arbitration is provided for by law or by agreement with the applicable governmental authority or mortgage holder.

ARTICLE X

INSPECTION

TransAct agrees to permit Bomax, or Bomax’s representatives, to inspect or examine the Leased Property at any reasonable time, to permit Bomax to make structural repairs to the roof, foundation and exterior walls as provided by Article IX, Section A, and to permit Bomax to make such repairs to the building as Bomax may determine are reasonably necessary for its safety or preservation and which TransAct has failed to do, and to have access for purpose of showing the premises to prospective tenants during the last six months of the Lease Term only or purchasers.

ARTICLE XI

SURRENDER OF PREMISES

At the expiration of the Lease Term, or at any other termination of this Lease, TransAct shall surrender to Bomax the Leased Property, broom clean, and in as good condition and repair as it was at the commencement of this Lease, ordinary wear and tear or damage by fire or other act of God, the only exceptions. Any holdover by TransAct at the end of this Lease shall be considered to be on a month-to-month basis on the same terms and conditions as expressed herein except the monthly rental payment shall be two times the rental provided at that time unless the parties mutually agree to a different amount.

ARTICLE XII

INSURANCE

A.          TransAct’s Insurance. TransAct shall carry at its own expense, fire and extended coverage insurance on its own leasehold improvements, on the contents of the premises and on any other personal property owned by TransAct located at the premises.

TransAct, at its sole cost and expense, and for the mutual benefit of Bomax and TransAct, shall carry and maintain loss of rent coverage in an amount equal to at least twelve months’ rent.

B.          Insurance. Bomax shall procure, provide and maintain insurance for the mutual benefit of Bomax and TransAct against claims for bodily injury or death or injury to or destruction of tangible property, under a policy of general public liability insurance, with $1,000,000.00 combined single limit for bodily injury, death and property damage for each annual policy period. The liability policy provided for in this section shall be primary to any similar coverage maintained by Bomax or TransAct.

Bomax shall procure, provide and maintain the necessary insurance and pay the premiums for fire, extended coverage and all risk insurance for the benefit of Bomax against loss or damage to the demised premises, and to any improvements in an amount sufficient to prevent Bomax from becoming a co-insurer under the terms of the applicable policies but, in any event, in an amount not less than 80% of the full insurable value thereof, as determined from time to time. The term “full insurable value” shall mean actual replacement cost (exclusive of cost of excavation, foundations and footings below the ground floor) without deduction for physical depreciation. If TransAct does anything that increases Bomax’s fire insurance premiums, TransAct shall pay the increase in full as additional rent within ten (10) days of Bomax’s notice.

C.            Reimbursement. TransAct shall reimburse Bomax for the cost of such insurance obtained by Bomax pursuant to Article XII, Section B above. TransAct shall make payment of the premium cost within ten (10) days of the rendering of the bill by Bomax. The cost of such insurance premium shall be considered and treated as additional rent hereunder. If TransAct feels that the premium cost of the insurance procured by Bomax is excessive, TransAct will be entitled to obtain competitive quotes for comparable coverage, and if such quotes are less than the actual cost, Bomax will switch insurance coverage for the next policy year.

D.          Waiver of Liability. Bomax and all parties claiming under Bomax hereby release TransAct from any and all claims and liabilities arising from or caused by any hazards covered by the fire insurance policy obtained by Bomax on the Premises, regardless of the cause of such casualty. TransAct and all parties claiming under TransAct hereby release Bomax from any and all claims and liabilities arising from or caused by any hazards covered by the fire insurance policy obtained by TransAct on the Premises, regardless of the cause of such casualty. Bomax shall not be liable for any damage to TransAct’s fixture, merchandise or personal property caused by fire regardless of the cause thereof, and TransAct hereby releases Bomax of and from all liabilities for such damage. TransAct shall not be liable for any damages to Bomax’s building, fixtures or property caused by fire regardless of the cause thereof and Bomax hereby releases TransAct from all liabilities for such damage.

ARTICLE XIII

FIRE OR CASUALTY LOSS

In the event of damage to the Leased Property by fire or other casualty, Bomax, at its sole expense, shall promptly restore, upon receipt of insurance proceeds, the Leased Property as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by Bomax pursuant to the provisions of this Lease, less the cost, if any, of obtaining such recovery, shall be held by Bomax and applied by Bomax to the payment of such restoration, as such restoration progresses. In the event of any such partial destruction or damage, provided that there shall be in force the loss-of-rent coverage required by Article XII, Section A (TransAct’s Insurance), there shall be a proportionate abatement of rent until such time as the Leased Property is repaired and delivered to TransAct based upon the extent to which the Leased Property is rendered untenantable.

If, at any time during the term of this Lease, the Leased Property is completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for its designated use, and repair or restoration cannot be completed within nine months, upon written notice from Bomax to TransAct within ten (10) days of the casualty that Bomax cannot complete repair or restoration within nine months, either party may terminate this Lease on written notice to the other party of at least ten days and no more than forty-five days. Such notice shall be given within sixty days after the date of such damage or destruction or after the date of the written notice from Bomax to Transact that Bomax cannot complete repair or restoration within nine months, whichever is later. If the Lease shall so terminate, all basic and additional rent shall be apportioned to the date of the casualty, and all insurance proceeds shall belong to Bomax.

If the Lease is not so terminated, Bomax shall promptly rebuild and restore the Leased Property as nearly as possible to its condition prior to such damage. TransAct’s obligation to pay rent and all other charges, and to perform all other terms of this Lease shall abate during the period the Leased Property cannot be accessed or used in substantially the same manner as they had been used prior to the appropriation. Any loss of rent insurance proceeds receivable on account of such destruction or damage shall belong to Bomax.

ARTICLE XIV

LIABILITY

Bomax shall not be liable to TransAct or those claiming under TransAct for any damage done to or loss of personal property located in the Premises, or damage or loss suffered by the business or occupation of TransAct arising from the bursting of water pipes, sprinkler system, overflowing or leaking of water, sewer or other pipes, or from the heating or plumbing fixtures or from the electric wiring, or from gas odors or from any other cause whatsoever, unless resulting from the negligence or intentional acts of Bomax.

ARTICLE XV

COVENANT OF QUIET ENJOYMENT

TransAct, upon the payment of the rent and other charges herein provided for, and performing all other terms of this Lease, shall at all times during the Lease Term, peaceably and quietly enjoy the Premises without any disturbance from Bomax or from any other person claiming through Bomax.

ARTICLE XVI

SUBORDINATION

This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force or which shall at any time be placed upon the Premises or any part thereof or the building of which the Premises is a part, provided the mortgage contains a standard non-disturbance clause allowing this Lease and Transact’s rights hereunder to remain in effect without modification so long as TransAct is not in default hereunder and, in the event of a fire or other casualty, gives Bomax access to insurance proceeds to enable Bomax to fulfill its obligations under Article XIII. TransAct agrees that it will, upon demand, execute and deliver such instruments as necessary to subordinate this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee, or proposed mortgagee, and in the event of the failure of TransAct to execute such instrument, TransAct hereby nominates and appoints Bomax its attorney-in-fact for such purpose.

ARTICLE XVII

ASSIGNMENT

TransAct shall have the right to assign this Lease, or to sublease the Leased Property for any purpose lawful under the Village of Lansing Zoning Law without the consent of Bomax. TransAct shall remain liable for the payment of all rent and other charges to be paid hereunder and for the performance of all the terms, covenants and conditions herein undertaken by TransAct for the remainder of the original term and any renewal term or terms. If Bomax in its sole discretion consents to an assignment by TransAct, Bomax shall release and discharge TransAct from any further obligation under this Lease or any renewal term or terms.

Bomax shall have the right to assign the within Lease to a corporation or to a partnership or proprietorship now in existence or hereinafter formed, with no further obligation on the part of Bomax, provided such assignment will not have an adverse affect on any tax abatement applicable to the Leased Premises. Upon such assignment, Bomax shall have no further liability hereunder.

TransAct shall not mortgage or pledge its leasehold interest in the Premises or its rights under this Lease, except upon the written consent of Bomax, which consent shall not be unreasonably withheld.

ARTICLE XVIII

APPROPRIATION

If the whole of the Leased Property, or such portion of the building thereon as will make the Leased Property unsuitable for use as a manufacturing facility and offices, is taken by condemnation or the right of eminent domain, or by agreement between Bomax and those authorized to exercise such right, then, in any of such events, this Lease shall cease and be terminated from the time when possession is taken by such public authority, and rental and other payments shall be accounted for between Bomax and TransAct as of the date of surrender of possession. Such termination shall be without prejudice to the rights of either Bomax or TransAct to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Any portion of an award attributable to the Leased Property shall be the sole property of Bomax, provided TransAct is entitled to claim, prove and receive the value of its leasehold improvements, fixtures and moving costs. Neither Bomax nor TransAct shall have any rights in or to any award made to the other by the condemning authority.

If the Leased Property can be accessed and used in substantially the same manner as they had been used prior to the appropriation, this Lease shall continue in effect, but there shall be a proportionate abatement of rent based upon the extent of the appropriation.

ARTICLE XIX

TRANSACT DEFAULTS

An event of default is the happening of any of the following:

A.          A rental payment or additional rental payment or any part thereof, shall at any time be in arrears and unpaid for a period of five (5) days after written notice thereof to TransAct;

B.          TransAct shall fail to keep and perform any of the covenants, agreements or conditions of this Lease on TransAct’s part to be kept or performed after thirty (30) days’ notice in writing thereof has been delivered to TransAct, and such default shall not have been cured within said thirty (30) days;

C.          TransAct shall make an assignment for the benefit of creditors;

D.          The interest of TransAct in the Premises shall be sold under execution or other legal process;

E.          TransAct shall file a voluntary petition in bankruptcy or be adjudged a bankrupt;

F.          A receiver shall be appointed for TransAct by any court.

If such default or condition is not corrected or remedied or TransAct has not substantially undertaken a cure within the applicable time period, if any, this Lease and the rights of TransAct thereunder shall, at Bomax’s option, cease and terminate. Bomax shall provide written notice of such termination to TransAct.

Bomax shall have the right to enter and repossess said Leased Property by force, summary or dispossess proceedings, or otherwise, and to dispossess and remove therefrom any and all occupants and their effects without being liable to prosecution or damages therefore, and to hold said premises as if this Lease had ceased by expiration through maturity of the term above specified. TransAct shall pay or cause to be paid to Bomax the deficits between the monthly amount of the rent hereby reserved and the monthly amount of rents which shall be collected and received or might with due diligence be collected and received from the Leased Property during the remainder of Lease Term as the several amounts of such deficits shall from month to month be ascertained.

If Bomax at any time is compelled to pay or elects to pay any sum of money, by reason of the failure of TransAct to comply with any provision of this Lease, or if Bomax reasonably incurs any expense, including reasonable attorney’s fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of TransAct hereunder, the sum or sums so paid by Bomax, with all interest costs and damages, shall be deemed to be additional rent hereunder and shall be due from TransAct to Bomax within ten (10) days following the incurring of such respective expenses. Bomax and TransAct agree that in any action or proceeding brought by either Bomax or TransAct against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this Lease, that Bomax and TransAct shall and do hereby waive trial by jury.

TransAct hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through or under it, any right of redemption and for the restoration of the operation to this Lease under any present or future law in case TransAct shall be dispossessed for any cause or in case Bomax shall obtain possession of the Leased Property as herein provided.

ARTICLE XX

BOMAX DEFAULTS

Bomax shall be in default of this Lease upon the happening of any of the following events:

A.          Bomax shall fail to keep and perform any of the covenants, agreements or conditions of this Lease to be kept or performed by Bomax after thirty days notice in writing thereof has been delivered to Bomax, and such default shall not have been cured or a cure has not been substantially commenced within said thirty day period;

B.          Any of the representations and warranties made by Bomax herein shall prove to have been materially inaccurate when made;

C.          Bomax shall (i) file a petition in bankruptcy or a petition seeking reorganization or other relief under applicable bankruptcy or creditors’ rights laws or seeking the appointment of a receiver or (ii) have filed against it a petition seeking relief under any of the foregoing which petition shall not have been stayed or dismissed within 60 days after the filing thereof.

Upon the occurrence of an event of default specified above, which default is not cured or a cure is not substantially undertaken within the applicable time period, if any, TransAct may terminate this Lease upon written notice to Lessor.

ARTICLE XXI

NO WAIVER OR RIGHTS

The failure of Bomax or TransAct to insist upon a strict performance of any term or condition of this Lease shall not be deemed a waiver of any right or remedy that Bomax or TransAct may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

ARTICLE XXII

INDEMNIFICATION

TransAct will indemnify Bomax against all liabilities, damages and other expenses, including reasonable attorney’s fees which may be imposed upon, incurred by, or asserted against Bomax by reason of any of the following occurring during the term of this Lease:

A.        Any use or condition of the Leased Property (other than a condition existing prior to November 20, 1992 as to Parcel 1, prior to July 1, 1997 as to Parcel 2 or prior to the commencement of this lease as to the new addition, or a condition for which Bomax has created or is responsible under this Lease) or any part thereof;

B.          Any negligence on the part of TransAct, or its agents, employees, contractors, licensees or invitees;

C.          Any personal injury or property damage occurring on or about the Leased Property or any adjoining street, sidewalk, curb or space, if caused by the negligence or intentional act of TransAct;

D.          Any failure on the part of TransAct to perform or comply with any covenant required to be performed or complied with by TransAct hereunder.

If any action or proceeding is brought against Bomax by reason of any such occurrence, TransAct will, at TransAct’s expense, resist or defend such action or proceeding by counsel approved by Bomax, which approval shall not be withheld unreasonably.

Bomax will indemnify TransAct against all liabilities, damages and other expenses, including reasonable attorney’s fees, which may be imposed upon, incurred by or asserted against TransAct by reason of any of the following:

A.          Landlord’s entry upon or use of the Premises.

B.          Any negligent or intentional act on the part of Bomax or its agents, contractors, licensees, invitees or employees.

C.          The failure on the part of Bomax to perform or comply with any covenant or obligation required to be performed or complied with by Bomax hereunder.

D.          The material breach of any representation or warranty made by Bomax in this Lease.

ARTICLE XXIII

BENEFIT

This Lease and its terms and conditions shall inure to the benefit of Bomax, its successors and assigns, and TransAct, its successors and assigns, limited, however, by the provisions herein expressed to the contrary. An assignment for the benefit of creditors of TransAct by an operation of law shall not be effective to transfer or assign TransAct’s interests herein without and unless Bomax shall first consent thereto in writing.

ARTICLE XXIV

NOTICES

Any notice under this Lease must be in writing and must be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the last address of the party to whom the notice is to be given, as designated by such party in writing. Bomax hereby designates its address as 42 Esty Drive, Ithaca, New York 14850. TransAct hereby designates its address as 20 Bomax Drive, Ithaca, New York 14850. Either party may change its designated address by written notice to the other party, in the manner herein provided.

Such notice shall be deemed to have been given on the date received by the other party.

ARTICLE XXV

ENTIRE AGREEMENT

This Lease contains the entire agreement and understanding between the parties. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented orally.

ARTICLE XXVI

CAPTIONS

The captions of this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

ARTICLE XXVII

SEVERABILITY

If any provision of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

ARTICLE XXVIII

GOVERNING LAW

This Lease shall be governed by, construed and enforced in accordance with the laws of the State of New York.

ARTICLE XXIX

RECORDING

TransAct shall not record this Lease without written consent of Bomax; however, both parties shall join in the execution of a memorandum or so-called short form of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Premises, the term of this Lease, shall incorporate this Lease by reference and shall contain such other information as is required by statute for recording.

ARTICLE XXX

TRANSACT’S CERTIFICATE

At any time within ten (10) days after request by Bomax, TransAct, by written instrument, duly executed and acknowledged, shall certify to Bomax, any Mortgagee, assignee of a Mortgagee, any purchaser, or any person specified by Bomax, the following: (a) whether or not TransAct is in possession of the Leased Premises; (b) whether or not this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Bomax, or any duty or obligation of TransAct (and, if so, specifying the same); and (d) dates, if any, to which any rent or other charges have been paid in advance.

ARTICLE XXXI

NO BROKER

Bomax and TransAct warranty and represent that each has dealt with no broker and shall indemnify and hold each other harmless for any and all claims from any broker, including reasonable attorney’s fees.

ARTICLE XXXII

PRIOR LEASES TERMINATED

The parties acknowledge that, as of the Commencement Date, a certain lease dated as of March 23, 1992, as amended by that certain Lease Admendment dated as of October 18, 1993, as further amended by that certain Lease Amendment dated as of December 2, 1996, as further amended by that certain Agreement Regarding the Continuation and Renewal of Lease dated as of July 18, 2001 is terminated and neither party has any rights or obligations under such lease.

ARTICLE XXXIII

COUNTERPARTS

This Lease may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS, the parties have executed these presents in duplicate as of the day and year first above written.

BOMAX PROPERTIES, LLC		TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Robert T. Dean	By:	/s/ Richard L. Cote

	ROBERT T. DEAN		RICHARD L. COTE

Title:	Manager	Title:	Executive Vice President & CFO

THE TOMPKINS COUNTY INDUSTRIAL DEVELOPMENT AGENCY

By:

Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF TOMPKINS	)

On the 19th day of July, 2001, before me, the undersigned, personally appeared

ROBERT T. DEAN

personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that the individual executed the same in the individual’s capacity, and that by the individual’s signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ June S. Protts
Notary Public JUNE S. PROTTS Notary Public, State of New York No. 4527730 Qualified in Tompkins County Commission Expires July 31, 2002

STATE OF NEW YORK	)
) ss:
COUNTY OF TOMPKINS	)

On the 18th day of July, 2001, before me, the undersigned, personally appeared

RICHARD L. COTE

personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that the individual executed the same in the individual’s capacity, and that by the individual’s signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Rebecca A. Carvill
Notary Public REBECCA A. CARVILL Notary Public, State of New York No. 01CA6045341 Qualified in Cayuga County Commission Expires July 31, 2002

STATE OF NEW YORK	)
) ss:
COUNTY OF TOMPKINS	)

On the           day of           , 2001, before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that the individual, executed the same in the individual’s capacity, and that by the individual’s signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

TOMPKINS COUNTY INDUSTRIAL DEVELOPMENT AGENCY (R.O.) 600/119
"STAGE 1" - CONSTR
479 L.F. OF ROAD
AND 535 L.F. OF
S 82°-35' E 1192.3' TO OLD ℄ ROAD
N 82°-35' W 1192.6' FROM OLD ℄ ROAD
N07°-25'E 60.0'
S82°-35'E
HYDRANT
PIN SET 96
140.0'
PIPE SET
340.0'
PROPOSED TURNAROUND R/W N82°-35'W, 47.0'
PROPOSED 25'x25' TEMPORARY EASEMENT TO VILLAGE OF LANSING FOR TURNAROUND. TO REVERT TO PARCEL 2 WITH FUTURE BOMAX DRIVE EXTENSION.
"RETENTION" POND
PRESENT LOCATION DRAINAGE
RESERVE 20' DRAINAGE EASEMENT
EXISTING BUILDING
"ITHACA PERIPHERALS INCORPORATED"
CONCRETE FOOTERS IN PLACE 12/11/96
ASPHALT
PARKING
B-TOP DRIVE
B-TOP PARKING
CONC. WALK
N07°-25'E 25.0'
S07°-25'W, 25.0'
36" CMP
B-TOP
PARCEL 2
AREA = 7.54 ACRES
N 7°-20' E - 684.4'
S 7°-20' W - 683.8'
421.3'
262.5'
150'
PIN FOUND
RESERVE FOR PAR
TOMPKINS COUNTY INDUSTRIAL DEVELOPMENT AGENCY
DEEDS BK. 677 PG. 62
TAX MAP PARCEL NO. 45.1-1-51.13
AGENCY
37 PG. 338
PIN SET 96
140.0'
PIPE SET
340.0'
PIPE FOUND
126.2'
P.F.
963.2'
3.6 AC
TAX MAP

AGREEMENT made this 13th day of May, 1992, by and between:

BOMAX PROPERTIES, a New York partnership, with offices at 42 Esty Drive, Ithaca, New York (“Bomax”) and

BERNARD MALLOY and JUDITH MALLOY, husband and wife, both residing at 833 Van Kirk Road, Newfield, New York (“Malloys”).

RECITALS

1.     By deed dated November 10, 1989 and recorded in the Tompkins County Clerk’s Office in Book 650 of Deeds at page 1026, Bomax conveyed to Malloys the premises shown on a survey map entitled “SURVEY MAP, PARCEL TO BE CONVEYED BY BOMAX PROPERTIES, LOCATED ON WARREN ROAD, VILLAGE OF LANSING, TOMPKINS CO., N.Y.” dated August 15, 1988, revised February 14, 1989, prepared by T. G. Miller Associates P.C., a copy of which is attached to said deed.

2.     Said premises were conveyed by Bomax “Together with and subject to a common driveway 50 feet in width east to west for the benefit of the parcel above described and the premises lying westerly thereof the center line of said common driveway to be the west line of the premises above described and extending southerly from the north line of the [premises above described] to the southerly line of the 20’ drainage easement as shown on the survey map above mentioned.”

3.     Bomax continues to be the owner of the premises lying westerly of the premises conveyed to Malloys and intends to develop such premises.

4.     The parties wish to extend such common driveway to the south and to specify their rights and obligations with respect to such common driveway.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.     The center line of said common driveway shall commence at the northwest corner of Malloys’ property and extend southerly a distance of approximately 120 feet; the common driveway is and shall be as shown on a site plan by Tallman & Tallman, Architects, dated January 27, 1992, entitled “HEADQUARTERS BUILDING - ITHACA PERIPHERALS INC.” which is incorporated herein by reference.

2.     Bomax shall be responsible for the original installation and construction of the driveway as shown on said site plan, said driveway to be approximately 23 feet in width.

3.     Until such time as Malloys shall develop their property, Bomax shall be responsible for the repair and maintenance of such common driveway, including snow removal.

4.     After the Malloys shall have developed their property, each party shall share equally in the cost of the maintenance and repair of such common driveway, including snow removal. Notwithstanding the above, Malloys obligation to share in the cost of maintenance and repair shall be limited to that portion of the common driveway which is located northerly of the driveway to be constructed by them and providing access to their parcel.

5.     This agreement shall run with the land and be binding on and inure to the benefit of the parties hereto, their respective heirs, distributees and assigns.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date above mentioned.

BOMAX PROPERTIES

by	/s/ Robert T. Dean	/s/ Bernard Malloy
BERNARD MALLOY

by	/s/ Maxine Dean	/s/ Judith Malloy
JUDITH MALLOY

EXHIBIT B

STATE OF NEW YORK	)
) ss:
COUNTY OF TOMPKINS	)

On this 1st day of June, 1992, before me personally came R. T. DEAN and MAXINE DEAN, to me known and known to me to be the members of the partnership of BOMAX PROPERTIES, described in and who executed the foregoing instrument, and they duly and severally acknowledged to me that they executed the same as and for the act and deed of said partnership.

/s/ William C. Swerbenski
Notary Public WILLIAM C. SWERBENSKI Notary Public, State of New York 4602849 Qualified in Tompkins County Term Expires February 28, 1993

STATE OF NEW YORK	)
) ss:
COUNTY OF TOMPKINS	)

On this 13th day of May, 1992, before me the subscriber, personally appeared BERNARD MALLOY and JUDITH MALLOY, to me personally known and known to me to be the same persons described in the foregoing instrument and they duly and severally acknowledged to me that they executed the same.

/s/ W. Charles J. Guttman
Notary Public W. CHARLES J. GUTTMAN Notary Public, State of New York No. 4636755 Qualified in Tompkins County Commission Expires June 30, 1994